UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): September 17, 2007

DENNY’S CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-18051	13-3487402
(State or other jurisdiction of	Commission File No.	(I.R.S. Employer
Incorporation or organization		Identification No.)

203 East Main Street
Spartanburg, South Carolina 29319-0001
(Address of principal executive offices)
(Zip Code)

(864) 597-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On September 17, 2007, Denny's Corporation (the "Company") announced that as part of the Company’s long-term strategic plan it is realigning its operational structure in order to better position the Company to execute on its strategic initiatives. The Company has reorganized its field management structure for both company and franchise operations as well as certain support functions. These actions will result in the elimination of 80 to 90 positions and contribute to annual cost reductions of $8 to $9 million. The Company expects to reinvest approximately $3 million of these savings into initiatives to drive sales and unit growth as well as to enhance operational performance. The realignment will result in restructuring charges of $4.0 to $4.5 million attributable to severance and other expenses.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 - Press release issued by Denny's Corporation on September 17, 2007 *

* A copy of the press release relating to the reorganization described above in Item 2.05 is attached to this report and is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denny's Corporation

Date: September 17, 2007	/s/ Rhonda J. Parish
Rhonda J. Parish
Executive Vice President,
Chief Legal Officer and
Secretary